Exhibit 99.1
HOLLYWOOD MEDIA CORP. ANNOUNCES
2006 THIRD QUARTER FINANCIAL RESULTS
•	Third Quarter Revenues Increased 33.2% to $26.0 million vs. $19.6 million in Third Quarter 2005

•	Sale of Baseline StudioSystems for $35 Million Resulted in $17.0 Million Gain in Third Quarter 2006

•	Strong Broadway Ticketing Sales Ahead of the Holiday Season
(Boca Raton, FL — November 9, 2006) — Hollywood Media Corp. (NasdaqGM: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today announced financial results for the third quarter and nine months ended September 30, 2006.
THIRD QUARTER FINANCIAL RESULTS
As previously reported, and further discussed below, in August 2006 Hollywood Media sold its Baseline StudioSystems business unit to The New York Times Company for a cash price of $35.0 million, subject to potential adjustment. Under applicable accounting principals, Hollywood Media’s financial statements and the financial results discussed in this press release have been reclassified for all periods presented to reflect the operations, assets and liabilities of the sold business and the gain on sale as discontinued operations, in order to facilitate more meaningful year over year comparisons of continuing operations. This means for example that the “net revenue” and “loss from continuing operations” results reported below do not include the operating results of the sold business or the gain on sale, however, the gain and operations of the sold business are included in net income.
Hollywood Media’s net revenues (which exclude the sale and operating results of Baseline StudioSystems) for the three months ended September 30, 2006 increased 33.2 percent to $26.0 million compared to $19.6 million for the third quarter of 2005.
Hollywood Media completed the third quarter of 2006 with $27.4 million in cash and cash equivalents on hand, compared to cash and cash equivalents of $6.9 million at December 31, 2005. This amount does not include a $3.5 million cash portion of the purchase price for Baseline StudioSystems which is being held in escrow to cover indemnification claims under the purchase agreement, if any.
The loss from continuing operations (which excludes the sale and operating results of Baseline StudioSystems) for the third quarter of 2006 decreased by 25.2 percent to $2.1 million, compared to the $2.7 million loss from continuing operations in the third quarter of 2005.
EBITDA (Modified)* (which excludes the sale and operating results of Baseline StudioSystems) for the third quarter of 2006 was a loss of $1.1 million compared to a loss of $2.4 million in EBITDA (Modified) for the third quarter of 2005. Net interest expense for the third quarter of 2006 was $425,152, as compared to $42,277 in the third quarter of 2005, due primarily to the increased debt resulting from Hollywood Media’s issuance of senior notes in November 2005; and depreciation and amortization was $493,411 for the third quarter of 2006, as compared to $351,548 for the third quarter of 2005. The Company notes that the

HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 THIRD QUARTER FINANCIAL RESULTS

EBITDA (Modified) for the third quarter of 2006 includes, among other things, the following items: a gain of $240,000 due to a change in the fair value of a derivative liability associated with certain warrants; and non-cash charges that included $539,760 in stock-based compensation expense and 401(k) employer stock match.
Net income (which includes discontinued operations) for the third quarter of 2006 was $15.0 million, or $0.45 per basic and diluted share, based on 33.0 million weighted average shares outstanding during the period, compared to a net loss of $2.5 million for the third quarter of 2005, or $0.08 on a per share basis, based on 32.0 million weighted average shares outstanding during the 2005 period. The third quarter 2006 net income included a $17.0 million gain relating to the sale of the Baseline StudioSystems business unit, which gain includes both the gain on sale and the results of operations of the sold business prior to sale.
Net income per share from discontinued operations was $0.51 per basic and diluted share for the third quarter of 2006. The net loss per share from continuing operations was $0.06 on a per share basis for the third quarter of 2006, as compared to $0.09 on a per share basis for the third quarter of 2005.
Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer, stated “Our ticketing revenue continues to grow and during the third quarter our Ad Sales segment nearly tripled revenues year over year. Each of our three largest segments by revenue, Broadway Ticketing, Data Business and Ad Sales, contributed positive EBITDA. These results demonstrate both the intrinsic value of our businesses and our ongoing ability to grow revenues and progress toward profitability.”
SELECT SEGMENT HIGHLIGHTS
The following tables provide revenue, EBITDA* and net income data for our three highest revenue generating segments: Broadway Ticketing, Data Business and Ad Sales. The tables below should be reviewed in conjunction with (i) the “Note on EBITDA” in this press release below and (ii) the attached financial tables which include EBITDA results for all of our reportable segments, with reconciliations to the GAAP results reflected in Hollywood Media’s consolidated income statements. The segment results for our operating divisions do not include expenses in our “Other” segment comprised mainly of specified corporate and public company expenses.
Quarter Ended September 30 (“Q3”)
Net Revenue

	Q3 2006	Q3 2005	% Change
Broadway Ticketing	$21,543,990	$16,945,816	27.1%
Data Business	$1,648,189	$1,416,034	16.4%
Ad Sales (a)	$2,570,826	$873,510	194.3%
EBITDA*

	Q3 2006	Q3 2005	% Change
Broadway Ticketing (b)	$701,498	$549,274	27.7%
Data Business (c)	$530,633	$500,769	6.0%
Ad Sales (a)	$73,174	$(390,597)	118.7%

HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 THIRD QUARTER FINANCIAL RESULTS

Net Income (Loss)

	Q3 2006	Q3 2005	% Change
Broadway Ticketing (b)	$634,724	$481,398	31.9%
Data Business (c)	$486,768	$427,634	13.8%
Ad Sales (a)	$(214,647)	$(503,547)	57.4%
Nine Months Ended September 30 (“YTD”)
Net Revenue

	YTD 2006	YTD 2005	% Change
Broadway Ticketing	$66,980,245	$55,303,893	21.1%
Data Business	$4,761,787	$4,021,994	18.4%
Ad Sales (a)	$7,607,721	$2,724,307	179.3%
EBITDA*

	YTD 2006	YTD 2005	% Change
Broadway Ticketing (b)	$2,532,019	$2,062,329	22.8%
Data Business (c)	$1,701,842	$1,333,100	27.7%
Ad Sales (a)	$206,000	$(1,211,116)	117.0%
Net Income (Loss)

	YTD 2006	YTD 2005	% Change
Broadway Ticketing (b)	$2,341,099	$1,876,025	24.8%
Data Business (c)	$1,570,313	$1,177,458	33.4%
Ad Sales (a)	$(673,887)	$(1,626,763)	58.6%

(a)	The Ad Sales segment includes internet advertising sales on Hollywood.com and Broadway.com and internet and other advertising sales by CinemasOnline. The Ad Sales segment includes the results of CinemasOnline for the period since it was acquired in November 2005.

(b)	Broadway Ticketing results include expenses associated with the launch of London-based Theatre.com which commenced ticket sales in February 2006, which expenses were $166,796 and $563,329 for the three months and nine months ended September 30, 2006, respectively.

(c)	Data Business results include accrued compensation expense of $223,968 and $392,827 for the three months and nine months ended September 30, 2006, respectively, relating to potential future performance-based compensation under an employment agreement for the senior manager of this segment, which agreement was not in place during the corresponding 2005 periods. These particular expense accruals which impacted 2006 results are anticipated to be at a substantially reduced level after the end of 2006. The EBITDA presented for the Data Business is “EBITDA (Modified)” which excludes the sold Baseline StudioSystems business.
Broadway Ticketing
Broadway Ticketing revenue during the third quarter of 2006 was $21.5 million, an increase of 27.1 percent from the $16.9 million of revenue for the third quarter of 2005. Broadway Ticketing revenues for the first nine months of 2006 were $67.0 million, up 21.1 percent compared to $55.3 million for the first nine months of 2005.
The Broadway Ticketing segment’s net income for the third quarter of 2006 was $634,724, an increase of $153,326 or 31.9 percent compared to $481,398 in the third quarter last year. For the first nine months of 2006, the Broadway Ticketing segment’s net income was $2.3 million compared to $1.9 million for the first nine months of 2005, an increase of 24.8 percent. Broadway Ticketing net income includes expenses

HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 THIRD QUARTER FINANCIAL RESULTS

associated with the launch of Theatre.com, which expenses were $166,796 and $563,329 for the three months and nine months ended September 30, 2006, respectively.
Deferred revenue relating to Broadway Ticketing, a leading indicator of future Broadway Ticketing revenues, was $19.6 million as of September 30, 2006, up 40.7 percent compared to the $14.0 million in deferred revenue as of September 30, 2005.
Hollywood Media believes that the continuing growth of our Broadway Ticketing business has resulted in large part from the ongoing incremental improvements to the Broadway.com website and our business methods. Broadway.com has been converting more of its website visitors into purchasers of tickets, and the Company believes that the Broadway Ticketing segment’s market share has increased.
As indicated by the increase in deferred revenue noted above, our Broadway Ticketing segment is experiencing robust ticket sales as we head into the holiday season which is usually a seasonally stronger time of year for Broadway, and we are expecting continuing growth for this segment in 2007.
Data Business
As a result of the sale of the Baseline StudioSystems business unit in August 2006, the continuing operations of Hollywood Media’s Data Business segment are currently comprised of the “Source Business,” which includes three related lines of business: CinemaSource, EventSource and ExhibitorAds. CinemaSource compiles movie showtimes and generates revenue by licensing this data to media and other customers, including websites, wireless companies and newspapers. EventSource is a similar business that compiles and licenses its detailed database of information on community events, including concerts, sporting events and other live performances. ExhibitorAds sells marketing services to movie theaters, which services include the preparation of newspaper ads for theaters, as well as preparing and transmitting email newsletters to moviegoers and developing websites for movie theaters.
The Data Business segment (excluding Baseline StudioSystems for all periods) contributed revenue of $1.6 million during the third quarter of 2006, an increase of 16.4 percent compared to the $1.4 million in Data Business revenue during the second quarter of 2005. For the first nine months of 2006, Data Business revenue increased 18.4 percent to $4.8 million from $4.0 million for the first nine months of 2005. Net income for the Data Business segment (excluding Baseline StudioSystems for all periods) increased by 13.8 percent to $486,768 in the third quarter of 2006 compared to $427,634 in the third quarter of 2005, and increased by 33.4 percent to $1.6 million for the first nine months of 2006 from $1.2 million for the same period in 2005. The Data Business net income includes accrued compensation expense of $223,968 and $392,827 for the three months and nine months ended September 30, 2006, respectively, relating to potential future performance-based compensation under an employment agreement for the senior manager of this segment, which agreement was not in place during the corresponding 2005 periods. These particular expense accruals which impacted 2006 results are anticipated to be at a substantially reduced level after the end of 2006.

HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 THIRD QUARTER FINANCIAL RESULTS

Ad Sales
The Ad Sales segment includes internet advertising sales on Hollywood.com and Broadway.com and internet and other advertising sales by CinemasOnline. Revenues in the Ad Sales segment for the third quarter of 2006 were $2.6 million, an increase of 194.3 percent compared to $873,510 in revenues for the third quarter of 2005. For the first nine months of 2006, revenues for the Ad Sales segment were $7.6 million, an increase of 179.3 percent compared to revenues of $2.7 million for the first nine months of 2005. These revenue increases are primarily attributable to sales generated by the CinemasOnline business unit which we acquired in November 2005 as well as growth of ad sales generated by Hollywood.com. As a result of such increased revenue in the third quarter of 2006, the net loss in Ad Sales in the third quarter of 2006 was reduced by 57.4% to $214,647 as compared to a net loss of $503,547 in the third quarter of 2005, and this segment achieved positive EBITDA of $73,174 in the third quarter of 2006, as compared to negative EBITDA of $390,597 in the third quarter of 2005.
“Increasingly, advertisers are purchasing advertising packages that include placement on both our Internet and Cable Television properties, validating our business model,” Mr. Rubenstein added. “The Cable TV segment remains an emerging segment, but the progress is clear on the Internet side of the business. With increased traffic and users spending more time and viewing more pages on our Internet properties, we continue to build inventory to sell while adding additional sales personnel to improve our ability to monetize this inventory. The increased attention from advertisers, coupled with increased inventory, has contributed in part to a 194 percent increase in ad sales compared to the prior-year third quarter. The $7.6 million in ad sales for the first nine months of 2006 significantly exceeds the $4.5 million sold for all of fiscal 2005.”
Hollywood.com Television
Hollywood.com Television, a free Video-on-Demand cable TV network, generated $82,600 in revenue for the third quarter of 2006, marking the third consecutive quarter in which the segment generated revenue, and revenue of $116,600 for the first nine months of 2006, compared to no revenue for the first nine months of 2005. The Company’s limited number of advertising slots for sale in the fourth quarter 2006 quickly sold out, and management is anticipating increased advertising inventory and sales in 2007 for this business.
Teleconference Information
Management will host a teleconference to discuss Hollywood Media’s 2006 third quarter financial results on Thursday, November 9, 2006 at 4:30 p.m. Eastern Time. To access the teleconference, please dial 800-632-4307 if calling within the United States or 973-935-8761 if calling internationally approximately five minutes prior to the start of the call. The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s website, located at http://www.hollywood.com/about us. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through November 16, 2006 that can be accessed by dialing 877-519-4471 (U.S.), or 973-341-3080 (Int’l), passcode 8068937. A replay of the teleconference will also be archived for a longer period on the investor relations portion of Hollywood Media’s website.
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. Hollywood Media’s businesses include: its Data Business division including CinemaSource, EventSource, and ExhibitorAds; its Broadway Ticketing division including Broadway.com,

HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 THIRD QUARTER FINANCIAL RESULTS

1-800-Broadway, Theatre Direct International, and London-based Theatre.com; and its Ad Sales division including Hollywood.com and the U.K.-based CinemasOnline. Other Hollywood Media businesses include Hollywood.com Television, a free VOD cable TV network, and Hollywood Media’s minority interest in MovieTickets.com.
*Note on EBITDA
EBITDA is a non-GAAP financial measure, defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as loss from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on Hollywood Media’s debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA in the attached tables.
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, our ability to develop strategic relationships, our ability to compete with other media, data and Internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2005. Such forward-looking statements speak only as of the date on which they are made.
Attached are the following financial tables:
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
Contact:
L. Melheim
Hollywood Media Corp.
561-998-8003

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$27,351,493	$6,926,313
Receivables, net	4,103,223	3,728,115
Inventories held for sale	3,641,697	1,731,279
Deferred ticket costs	15,280,544	11,803,999
Prepaid expenses	2,028,029	2,299,484
Other receivables	3,154,713	2,185,562
Other current assets	2,902,168	53,122
Restricted cash	90,000	—
Current assets of discontinued operations	—	677,590

Total current assets	58,551,867	29,405,464

ACQUISITION ESCROW	—	107,314
PROPERTY AND EQUIPMENT, net	2,016,253	1,939,062
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	273,363	546,907
INTANGIBLE ASSETS, net	1,796,789	1,840,569
GOODWILL	37,327,052	37,210,811
OTHER ASSETS	143,700	439,415
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS	—	11,813,408

TOTAL ASSETS	$100,109,024	$83,302,950

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,291,329	$3,793,211
Accrued expenses and other	5,712,451	5,869,861
Deferred revenue	23,476,796	20,052,160
Customer deposits	1,786,365	1,594,780
Current portion of capital lease obligations	56,832	58,167
Convertible debenture, net	—	940,927
Senior unsecured notes	6,046,484	—
Current liabilities of discontinued operations	—	1,026,026

Total current liabilities	41,370,257	33,335,132

DEFERRED REVENUE	48,042	110,417
CAPITAL LEASE OBLIGATIONS, less current portion	38,896	57,918
MINORITY INTEREST	32,599	88,138
OTHER DEFERRED LIABILITY	64,569	69,165
SENIOR UNSECURED NOTES	—	5,402,255
DERIVATIVE LIABILITY	1,480,000	1,778,000
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	62,833

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 33,456,799 and 32,703,457 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	334,568	327,035
Additional paid-in capital	310,885,040	309,228,214
Deferred compensation	—	(1,787,500)
Accumulated deficit	(254,144,947)	(265,368,657)

Total shareholders’ equity	57,074,661	42,399,092

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$100,109,024	$83,302,950

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2006	2005 (restated)	2006	2005 (restated)
NET REVENUES
Ticketing	$66,980,245	$55,303,893	$21,543,990	$16,945,816
Data	4,761,787	4,021,994	1,648,189	1,416,034
Other	8,407,726	3,885,458	2,847,663	1,190,680

	80,149,758	63,211,345	26,039,842	19,552,530

OPERATING COSTS AND EXPENSES Cost of revenues — ticketing	56,026,353	47,506,187	18,101,600	14,487,717
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	5,178,213	3,371,425	1,818,154	1,210,263
Selling, general and administrative	11,051,113	8,282,768	3,722,933	2,480,365
Payroll and benefits	11,612,008	11,173,726	3,755,431	3,727,895
Depreciation and amortization	1,504,899	1,151,395	493,411	351,548

Total operating costs and expenses	85,372,586	71,485,501	27,891,529	22,257,788

Loss from operations	(5,222,828)	(8,274,156)	(1,851,687)	(2,705,258)
EQUITY IN EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES	(1,550)	531,907	218	2,487

OTHER INCOME (EXPENSE):
Interest, net	(1,609,114)	(132,310)	(425,152)	(42,277)
Other, net	528,374	29,260	217,047	4,364

Loss before minority interest	(6,305,118)	(7,845,299)	(2,059,574)	(2,740,684)

MINORITY INTEREST IN (INCOME) LOSSES OF SUBSIDIARIES	34,351	(127,298)	4,095	(6,009)

Loss from continuing operations	(6,270,767)	(7,972,597)	(2,055,479)	(2,746,693)

Discontinued operations	17,494,477	480,782	17,019,607	232,122

Net income (loss)	$11,223,710	$(7,491,815)	$14,964,128	$(2,514,571)

Basic and diluted income (loss) per common share
Continuing operations	$(0.19)	$(0.25)	$(0.06)	$(0.09)
Discontinued operations	$0.53	$0.01	$0.51	$0.01

Total basic and diluted net income (loss) per share	$0.34	$(0.24)	$0.45	$(0.08)

Weighted average common and common equivalent shares outstanding
Continuing operations— basic and diluted	32,641,278	31,281,702	32,958,073	31,956,277

Discontinued operations — basic and diluted	32,641,278	31,281,702	32,958,073	31,956,277

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation
For the Three Months Ended September 30, 2006
(unaudited)

	Broadway	Data		Intellectual
	Ticketing (1)	Business (2)	Ad Sales (3)	Properties	Cable TV	Other (4)(5)	Total
Net Revenues	$21,543,990	$1,648,189	$2,570,826	$194,237	$82,600	$—	$26,039,842
Operating Income (Loss)	670,713	486,954	(215,836)	(15,093)	(114,500)	(2,663,925)	(1,851,687)

Net Income (Loss)	634,724	486,768	(214,647)	(8,977)	(114,050)	14,180,310	14,964,128
Add back (Income) Expense:
Interest, net	(1,631)	52	(764)	(1,803)	—	429,298	425,152
Taxes	—	—	35,096	—	—	—	35,096
Depreciation and Amortization	68,405	43,813	253,489	—	3,375	124,329	493,411

EBITDA Income (Loss)	$701,498	$530,633	$73,174	$(10,780)	$(110,675)	$14,733,937	$15,917,787

For the Three Months Ended September 30, 2005
(unaudited)

	Broadway	Data		Intellectual
	Ticketing	Business	Ad Sales	Properties	Cable TV	Other (5)	Total
Net Revenues	$16,945,816	$1,416,034	$873,510	$317,170	$—	$—	$19,552,530
Operating Income (Loss)	470,537	427,770	(502,170)	391	(175,684)	(2,926,102)	(2,705,258)

Net Income (Loss)	481,398	427,634	(503,547)	(1,447)	(175,709)	(2,742,900)	(2,514,571)
Add back (Income) Expense:
Interest	(6,685)	134	1,377	(1,684)	25	49,110	42,277
Taxes	—	—	—	—	—	—	—
Depreciation and Amortization	74,561	73,001	111,573	585	8,305	83,523	351,548

EBITDA Income (Loss)	$549,274	$500,769	$(390,597)	$(2,546)	$(167,379)	$(2,610,267)	$(2,120,746)

For the Nine Months Ended September 30, 2006
(unaudited)

	Broadway	Data		Intellectual
	Ticketing (1)	Business (2)	Ad Sales (3)	Properties	Cable TV	Other (4)(5)	Total
Net Revenues	$66,980,245	$4,761,787	$7,607,721	$683,405	$116,600	$—	$80,149,758
Operating Income (Loss)	2,402,548	1,570,667	(680,350)	(18,842)	(430,459)	(8,066,392)	(5,222,828)

Net Income (Loss)	2,341,099	1,570,313	(673,887)	20,556	(429,084)	8,394,713	11,223,710
Add back (Income) Expense:
Interest, net	(13,697)	220	(2,923)	(6,597)	—	1,632,111	1,609,114
Taxes	—	250	84,907	—	—	—	85,157
Depreciation and Amortization	204,617	131,059	797,903	—	10,216	361,104	1,504,899

EBITDA Income (Loss)	$2,532,019	$1,701,842	$206,000	$13,959	$(418,868)	$10,387,928	$14,422,880

For the Nine Months Ended September 30, 2005
(unaudited)

	Broadway	Data		Intellectual
	Ticketing	Business	Ad Sales	Properties	Cable TV	Other (5)	Total
Net Revenues	$55,303,893	$4,021,994	$2,724,307	$1,161,151	$—	$—	$63,211,345
Operating Income (Loss)	1,823,962	1,177,916	(1,622,862)	301,377	(554,768)	(9,399,781)	(8,274,156)

Net Income (Loss)	1,876,025	1,177,458	(1,626,763)	709,588	(547,394)	(9,080,729)	(7,491,815)
Add back (Income) Expense:
Interest	(31,645)	459	3,901	(3,602)	711	162,486	132,310
Taxes	—	109	5,446	—	—	1,600	7,155
Depreciation and Amortization	217,949	155,074	406,300	1,755	117,302	253,015	1,151,395

EBITDA Income (Loss)	$2,062,329	$1,333,100	$(1,211,116)	$707,741	$(429,381)	$(8,663,628)	$(6,200,955)

(1)	Broadway Ticketing results include expenses associated with the launch of London-based Theatre.com which commenced ticket sales in February 2006, which expenses were $166,796 and $563,329 for the three months and nine months ended September 30, 2006, respectively.

(2)	Data Business results include accrued compensation expense of $223,968 and $392,827 for the three months and nine months ended September 30, 2006, respectively, relating to potential future performance-based compensation under an employment agreement for the senior manager of this segment, which agreement was not in place during the corresponding 2005 periods. These particular expense accruals which impacted 2006 results are anticipated to be at a substantially reduced level after the end of 2006. The EBITDA presented for the Data Business is “EBITDA (Modified),” which excludes the sold Baseline StudioSystems business.

(3)	The Ad Sales segment includes internet advertising sales on Hollywood.com and Broadway.com and internet and other advertising sales by CinemasOnline. The Ad Sales segment includes the results of CinemasOnline for the period since it was acquired in November 2005.

(4)	Other results includes income from discontinued operations and gain on sale related to Baseline Studio Systems, which amounts were $17,019,607 and $17,494,477 for the three and nine months ended September 30, 2006, respectively.

(5)	The Other segment is comprised of corporate-wide expenses such as audit fees, proxy costs, insurance, accounting, centralized information technology, and includes consulting fees and other costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media to assess and report on internal control over financial reporting, and related development of controls.